UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 18, 2009

SELECT COMFORT CORPORATION
(Exact name of registrant as specified in its charter)

Minnesota
(State or other jurisdiction of incorporation or organization)

0-25121	41-1597886
(Commission File No.)	(IRS Employer Identification No.)

9800 59th Avenue North, Minneapolis, Minnesota 55442
(Address of principal executive offices)       (Zip Code)

(763) 551-7000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[x]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.  OTHER EVENTS

On August 18, 2009, Clinton Group, Inc. filed an amendment to Schedule 13D disclosing that on August 17, 2009, an affiliate of Clinton Group, Inc. (“Clinton”) and Sterling SC Investor, LLC, a Delaware limited liability company (“Sterling SC”) and an affiliate of Sterling Capital Partners III, L.P. (“SCP”) entered into a securities purchase agreement (the “Clinton SPA”), which provides, among other things, that Clinton has agreed to co-invest in the Company alongside SCP through an investment of up to $5 million in Sterling SC (the “Clinton Investment”) which would fund a portion of the purchase price to be paid by Sterling SC in its purchase of shares from the Company under the Securities Purchase Agreement.

Accordingly, upon the consummation of the Clinton Investment, Sterling SC will no longer be a wholly-owned subsidiary of SCP as it was described in the Company’s definitive proxy statement filed on July 28, 2009, Schedule 14f-1 filed on August 17, 2009 and other previous filings.

On August 21, 2009, Select Comfort Corporation issued a press release regarding the Schedule 13D Amendment filed by Clinton Group, Inc. and information regarding certain proxy advisory firm recommendations.  A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

(c)           Exhibits.

        Exhibit 99.1                      Press Release, dated August 21, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SELECT COMFORT CORPORATION
(Registrant)

Dated: August 21, 2009	By: /s/ Mark A. Kimball
Mark A. Kimball
Title: Senior Vice President

INDEX TO EXHIBITS

The exhibit listed in this index is being furnished pursuant to Item 9.01 of Form 8-K and shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended, or incorporated by reference into any document filed under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except as otherwise expressly stated in any such filing.

Exhibit No.               Description of Exhibit
99.1	Press Release, dated August 21, 2009